As filed with the Securities and Exchange Commission on July 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CURIOSITYSTREAM INC.

(Exact name of Registrant as specified in its charter)

Delaware	84-1797523
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8484 Georgia Ave., Suite 700 Silver Spring, Maryland	20910
(Address of Principal Executive Offices)	(Zip Code)

CuriosityStream 2020 Omnibus Incentive Plan

(Full title of the plan)

Tia Cudahy

Chief Operating Officer and Secretary

8484 Georgia Ave., Suite 700

Silver Spring, Maryland 20910

(Name and address of agent for service)

(301) 755-2050

(Telephone number, including area code, of agent of service)

With copies to:

Christopher Peterson

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, NY 10019

(212) 836-8861

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

CuriosityStream Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of General Instruction E (Registration of Additional Securities) on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 3,000,000 shares of its common stock, par value $0.0001 per share, which is referred to as the Common Stock, that are reserved for issuance upon exercise of options granted or in respect of awards to be granted under the CuriosityStream 2020 Omnibus Incentive Plan. The contents of the Post-Effective Amendment No. 1 on Form S-8 to Form S-1 (Registration No. 333-249556), filed with the Securities and Exchange Commission (the “Commission”) on December 14, 2020 are hereby incorporated by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company is incorporating by reference into this Registration Statement the filings listed below and any additional documents that the Registrant may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except the Registrant is not incorporating by reference any information that is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section (including documents or information deemed furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto), unless the report or filing containing such information indicates that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement:

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 25, 2025;

●	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 6, 2025;

●	The Company’s Current Reports on Form 8-K filed with the Commission on January 31, 2025, March 11, 2025, May 6, 2025, May 9, 2025, and July 3, 2025; and

●	The portions of the Definitive Proxy Statement on Schedule 14A for the 2025 annual meeting of stockholders filed with the Commission on April 24, 2025, that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2024.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit No.	Description	Incorporated By Reference				Filed/Furnished Herewith
		Form	File No.	Exhibit	Filing Date

3.1	Second Amended and Restated Certificate of Incorporation	8-K	001-39139	3.1	October 14, 2020

3.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of CuriosityStream Inc.	8-K	001-39139	3.1	August 13, 2024

3.3	Amended and Restated Bylaws	8-K	001-39139	3.2	October 14, 2020

3.4	First Amendment to Amended and Restated Bylaws	8-K	001-39139	3.1	April 15, 2024

4.1	Specimen Common Stock Certificate	S-1/A	001-39139	4.2	November 8, 2019

4.2	Specimen Warrant Certificate.	S-1/A	001-39139	4.3	November 8, 2019

4.3	Warrant Agreement, dated November 19, 2019, by and between Continental Stock Transfer & Trust Company, LLC and the Company	8-K	001-39139	4.1	November 25, 2019

4.4	Amendment No. 1 to Warrant Agreement, dated March 30, 2021, by and between Continental Stock Transfer & Trust Company, LLC and the Company	10-K	001-39139	4.4	March 31, 2021

4.5†	CuriosityStream Inc. 2020 Omnibus Incentive Plan	8-K	001-39139	10.14	October 15, 2020

4.6†	Amendment No. 1 to CuriosityStream Inc. 2020 Omnibus Incentive Plan					X

5.1	Opinion of Arnold & Porter Kaye Scholer LLP					X

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm					X

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm					X

23.3	Consent of Arnold & Porter Kaye Scholer LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on signature pages of this Registration Statement)					X

107	Filing Fee Table					X

†	This document is a management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, CuriosityStream Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on July 10, 2025.

Dated: July 10, 2025	By:	/s/ Clint Stinchcomb
	Name:	Clint Stinchcomb
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Dated: July 10, 2025	By:	/s/ P. Brady Hayden
	Name:	P. Brady Hayden
	Title:	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of P. Brady Hayden and Tia Cudahy, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney have been signed on July 10, 2025, by the following persons in the capacities indicated.

Date: July 10, 2025		/s/ Clint Stinchcomb
	Name:	Clint Stinchcomb
	Title:	President and Chief Executive Officer, Director (Principal Executive Officer)

Date: July 10, 2025		/s/ P. Brady Hayden
	Name:	P. Brady Hayden
	Title:	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Date: July 10, 2025		/s/ John Hendricks
	Name:	John Hendricks
	Title:	Chairman of the Board, Director

Date: July 10, 2025		/s/ Elizabeth Saravia
	Name:	Elizabeth Saravia
	Title:	Director

Date: July 10, 2025		/s/ Patrick Keeley
	Name:	Patrick Keeley
	Title:	Director

Date: July 10, 2025		/s/ Matthew Blank
	Name:	Matthew Blank
	Title:	Director

Date: July 10, 2025		/s/ Jonathan Huberman
	Name:	Jonathan Huberman
	Title:	Director

Date: July 10, 2025		/s/ Mike Nikzad
	Name:	Mike Nikzad
	Title:	Director

Date: July 10, 2025		/s/ Andrew Hendricks
	Name:	Andrew Hendricks
	Title:	Director

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